Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Alaska Communications Systems Group, Inc.:

We consent to the use of our report dated March 28, 2016, with respect to the consolidated statements of comprehensive (loss) income, stockholders’ equity (deficit), and cash flows of Alaska Communications Systems Group, Inc. for the year ended December 31, 2015, which report appears in the December 31, 2017 annual report on Form 10-K of Alaska Communications Systems Group, Inc., incorporated herein by reference.

/s/ KPMG LLP

Anchorage, Alaska

July 11, 2018